Exhibit 99.1

EFI APPOINTS DAVID REEDER CHIEF FINANCIAL OFFICER,

NAMES MARC OLIN CHIEF OPERATING OFFICER

FREMONT, California, Jan. 13, 2014 (GLOBE NEWSWIRE) — Electronics For Imaging, Inc. (Nasdaq:EFII ), a world leader in customer-focused digital printing innovation, today announced two executive appointments to deepen its management team and position the Company for further global growth.

EFI has appointed David Reeder Chief Financial Officer, following his recent experience as the head of finance for Cisco’s Enterprise Networking Group. In addition, Marc Olin, currently Senior Vice-President and General Manager of the Productivity Software Group, has been named to the newly created position of Chief Operating Officer.

“Following a comprehensive search, I am very pleased to welcome David Reeder to EFI’s executive team,” said Guy Gecht, EFI’s Chief Executive Officer. “David was our clear first choice with his extensive background in both finance and operations at Cisco, Broadcom, and Texas Instruments which make him a tremendous asset to EFI’s diverse business. In addition, David’s significant global experience is a terrific fit as EFI further expands our geographic footprint, a key element of our growth strategy.”

David Reeder most recently held the position of VP, Finance of Cisco’s System’s $16 Billion Enterprise Networking Division, where he was responsible for all financial aspects of Cisco’s largest business group. Prior to that role, Reeder served at Broadcom Corporation as Vice President & Managing Director, Asian Operations, after serving as Controller for Broadcom’s U.S. Manufacturing and Operations. Before joining Broadcom Reeder held various financial and operational positions with Texas Instruments. David Reeder holds a Master’s degree in Business Administration from Southern Methodist University and a B.S. in Chemical Engineering from the University of Arkansas.

“EFI has done a terrific job developing a unique portfolio of innovative products and executing on its global growth strategy,” said Reeder. “I believe the Company has just begun to realize its opportunity. I am very excited to join this talented team and committed to executing on the opportunity as we grow EFI to its $1 Billion revenue target — and beyond.”

Marc Olin, who has served as the Company’s Interim Chief Financial Officer since September, 2013, has been appointed to the newly created role of Chief Operating Officer. A search is underway to fill Marc Olin’s previous position as General Manager, Productivity Software Business.

“Marc’s robust performance as an Interim CFO for the past several months and his outstanding leadership in the accelerated growth of our Productivity Software have convinced us that EFI will benefit from expanding Marc’s role,” said Gecht. “We are looking forward to having Marc take on additional responsibilities, including helping to expand our inkjet business both organically and through strategic acquisitions.”

Marc Olin joined EFI in 2003 when the Company acquired PrintCafe, where he was CEO and Co-Founder. The acquisition launched EFI’s entry into the commercial print software market, with Olin helping to grow the business from annual revenues of $35 Million to over $110 Million. Marc Olin holds a BS in Graphic Communications Management and Applied Mathematics from Carnegie Mellon University.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology and services leading the transformation of analog to digital imaging. Based in Silicon Valley, with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label and ceramic inkjet presses and inks; production workflow, web to print, and business automation software; and office, enterprise and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Follow EFI Online:

Follow us on Twitter: @EFI_Print_Tech

Find us on Facebook: www.facebook.com/EFI.Digital.Print.Technology

View us on YouTube: www.youtube.com/EFIDigitalPrintTech

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies, revenue growth and objectives of management for future operations; any statements concerning the composition of the management team; any statements regarding anticipated operational and financial results and EFI’s growth strategy; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock; competition and/or market factors, which may adversely affect margins; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

Contact:

Market Street Partners

JoAnn Horne

415.445.3233